Exhibit 99.1

Shineco, Inc. Enters into Strategic Cooperation Frame Agreement with Shenzhen Datong Industrial Co., Ltd

BEIJING, April 22, 2019 — Shineco, Inc. (“Shineco” or the “Company”; NASDAQ: TYHT), a producer and distributor of Chinese herbal medicines, organic agricultural produce, specialized textiles, and various health and well-being focused plant-based products in China, announced today that the Company, through its wholly owned subsidiary Tenjove NewHemp Biotech Co., Ltd. (“TNB”), entered into a strategic cooperation framework agreement (the “Agreement”) with Shenzhen Datong Industrial Co., Ltd. (also referred to as Shenzhen Capstone Industrial Co., Ltd. or “Datong”) on April 18, 2019 to establish a new joint venture Datong NewHemp LLP.

Datong is a Chinese public company listed on the Shenzhen Stock Exchange (SZ: 000038). Datong has extensive technology and experience in the research, development and application of blockchain technology. Among other accomplishments, Datong jointly established a blockchain technology application innovation and information security laboratory with the Beijing University of Posts and Telecommunications. Currently, Datong’s blockchain technology, “Datong Chain,” has been implemented for use with positive results. Datong has submitted several patents for blockchain technology to the National Patent Office.

Pursuant to the Framework Agreement, both parties agree to invest up to RMB 1 billion for Datong NewHemp LLP. The two parties plan to establish separate subsidiaries or designate existing subsidiaries as general partners of the partnership. The core strategy of Datong NewHemp LLP includes the integration and expansion of the industrial hemp industry chain, the development of CBD products and domestic and overseas sales, and the exploration of combinations of blockchain and industrial hemp business scenarios to achieve synergy and value maximization.

Mr. Yuying Zhang, Chairman and Chief Executive Officer of Shineco, commented, “This advantageous plan for cooperation marks another important milestone for NewHemp in the industrial hemp field, laying a solid foundation for further deepening the industrial hemp industry and accelerating the integration of the entire industry chain. We hope that our long-term experience applying advanced scientific techniques to agricultural production can be combine with Datong’s leading blockchain technology to shape the future of the industrial hemp, CBD, and related industries.”

About Shineco

Incorporated in Delaware in August 1997 and headquartered in Beijing, China, Shinecois a holding company, through its subsidiaries and variable interest entities, undertakes vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products in China. Utilizing modern engineering technologies and biotechnologies, Shineco produces, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. For more information about the Company, please visit www.tenetjove.com.

About Datong

Founded in 1987 and headquartered in Shenzhen, China, Datong provides a comprehensive offering of Internet and outdoor advertising services in China: content and marketing services, media placement, media operations, mobile e-commerce, data analysis, effect evaluation services, and mobile advertising integrated marketing services. Datong is committed to developing a network integrating new media communication, financial services, big data services, digital entertainment, and the Internet of Things. For more information about Datong, please visit http://www.chinadatong.com/

Forward-Looking Statements

This press release contains information about Shineco’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in Shineco’s registration statement and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

Tina Xiao
Ascent Investor Relations LLC
Phone: +1-917-609-0333
Email: tina.xiao@ascent-ir.com